Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2021, relating to the financial statements of Coursera, Inc., appearing in the Prospectus dated March 30, 2021 filed by the Company, pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-253932 on Form S-1, as amended.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 31, 2021